Silver Bay Realty Trust Corp. Completes Internalization of Its Management

NEW YORK, September 30, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) (the “Company” or “Silver Bay”) announced today that it has closed the previously announced transaction to internalize the Company’s management (the “Internalization”) after receiving the required stockholder approval for the transaction. The Internalization was completed under the terms of a contribution agreement (the “Contribution Agreement”) among Silver Bay, Pine River Domestic Management L.P., Provident Real Estate Advisors LLC, PRCM Real Estate Advisers LLC (the “Manager”), and Silver Bay Operating Partnership L.P., Silver Bay’s operating partnership (the “Operating Partnership”), pursuant to which Silver Bay acquired the Manager in exchange for 2,231,511 common units of the Operating Partnership.

“The successful completion of the management internalization is a significant milestone for Silver Bay,” said David N. Miller, Silver Bay’s President and Chief Executive Officer. “The transaction will benefit our stockholders by enhancing the Company’s cash flow profile beginning in the fourth quarter. We look forward to the next phase of our Company’s growth and development as a leading institution in the single family rental industry.”

Silver Bay now owns all material assets and intellectual property rights of the Manager previously used in the conduct of its business and continues to be managed by officers and employees who worked for the Manager and became employees of Silver Bay or a subsidiary thereof as a result of the Internalization. David N. Miller, Silver Bay’s President and Chief Executive Officer, Christine Battist, Silver Bay’s Chief Financial Officer and Treasurer, and Lawrence B. Shapiro, Silver Bay’s Chief Operating Officer, continue to serve in those roles. Upon closing of the Internalization, Irvin R. Kessler assumed his position as Chairman of the Board following the resignation of Brian C. Taylor, which resignation was made pursuant to the Contribution Agreement and effective as of the closing of the Internalization. In addition, Daniel J. Buechler, who previously worked for the Manager, was appointed Silver Bay’s General Counsel following the resignation of Timothy W.J. O’Brien, who continues to serve as General Counsel and Chief Compliance Officer of Pine River.

Silver Bay Realty Trust Corp.
Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes. Additional information can also be found on the company’s website: www.silverbayrealtytrustcorp.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include the timing of the transaction and involve significant risks and uncertainties that could cause actual results to differ materially from expected results.

Factors that could cause actual results to differ include failure to successfully manage the integration of the Manager into the Company and higher than expected expenses as a result of the Internalization.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contact
Anh Huynh, Director of Investor Relations, Silver Bay Realty Trust Corp., ahuynh@silverbaymgmt.com, 952-358-4400.